UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 4, 2016

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

On May 4, 2016, Iron Mountain Incorporated, or Iron Mountain, completed the sale of certain records and information management facilities in the United States to Access CIG, LLC, a privately held provider of information management services throughout the United States, or Access, as required by the U.S. Department of Justice, or DOJ, in connection with the DOJ’s approval of Iron Mountain’s acquisition of Recall Holdings Limited, or Recall, which closed on May 2, 2016.

As previously disclosed, Iron Mountain agreed to sell certain U.S. records and information management assets formerly owned by Recall, including all associated tangible and intangible assets, in the following 13 U.S. cities: Buffalo, New York; Charlotte, North Carolina; Detroit, Michigan; Durham, North Carolina; Greenville/Spartanburg, South Carolina; Kansas City, Kansas/Missouri; Nashville, Tennessee; Pittsburgh, Pennsylvania; Raleigh, North Carolina; Richmond, Virginia; San Antonio, Texas; Tulsa, Oklahoma; and San Diego, California, or the Initial U.S. Divestments.  The total consideration for the Initial U.S. Divestments was approximately $80.0 million, subject to adjustments.

In addition to the Initial U.S. Divestments, Iron Mountain agreed with the DOJ to divest Recall’s records and information management facility in Seattle, Washington and certain of Recall’s records and information management facilities in Atlanta, Georgia, including in each case associated tangible and intangible assets, or the Seattle/Atlanta Divestments.  Iron Mountain is in discussions with potential buyers for the Seattle/Atlanta Divestments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

	By:	/s/ Ernest W. Cloutier
	Name:	Ernest W. Cloutier
	Title:	Executive Vice President and General Counsel

Date: May 5, 2016